UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2022

GE Healthcare Holding LLC*

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41528	88-2515116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 W. Monroe Street, Chicago, IL		60661
(Address of Principal Executive Offices)		(Zip code)

617-443-3400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock, par value $0.01 per share	GEHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*	GE Healthcare Holding LLC will convert into a corporation and will be renamed GE HealthCare Technologies Inc. prior to the completion of the Spin-Off (as defined below).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2022, the sole manager of the board of managers (the “Board”) of GE Healthcare Holding LLC (the “Company”) appointed Catherine Lesjak and Michael J. Holston to serve as managers of the Board, increasing the size of the Board from one manager to three managers, effective as of December 14, 2022. Upon her appointment, Ms. Lesjak was named as a member of the Company’s Audit Committee, Talent, Culture, and Compensation Committee, and Nominating and Governance Committee. It is expected that Ms. Lesjak will continue to serve as a member of the Board and the Audit Committee as of and following the effective time of the previously announced distribution of at least 80.1% of the shares of the Company’s common stock by General Electric Company (“GE”) to holders of GE common stock on a pro rata basis (the “Spin-Off”). It is expected that Mr. Holston and Mr. Giglietti will be removed from the Board prior to the consummation of the Spin-Off. The Spin-Off is expected to be effective as of 5:00 p.m., New York City time, on January 3, 2023 (the “Distribution Date”). The Company will convert into a corporation and will be renamed GE HealthCare Technologies Inc. prior to the completion of the Spin-Off. Following the conversion, the Board will exist as the board of directors of the Company as a corporation.

On December 13, 2022, the Company appointed each of Peter J. Arduini, Helmut Zodl, and George Newcomb to the roles of President & Chief Executive Officer, Chief Financial Officer, and Controller & Chief Accounting Officer, respectively. Such appointments became effective as of December 14, 2022. It is expected that Messrs. Arduini, Zodl, and Newcomb will continue to serve in those roles following the Distribution Date. Also on December 13, 2022, the Board removed Robert M. Giglietti from the role of President and appointed him to the role of Vice President, effective as of December 14, 2022.

Biographical information for Mr. Arduini, Mr. Zodl, and Ms. Lesjak is set forth in the section titled “Management” in the Information Statement, dated December 8, 2022 (the “Information Statement”), filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on December 8, 2022, and such information and description are incorporated by reference herein.

Mr. Newcomb, 55, has served as the Global Controller of GE’s healthcare business since February 2016 and has been appointed as the Company’s Controller & Chief Accounting Officer in connection with the Spin-Off. Prior to that, Mr. Newcomb held a variety of finance leadership roles at GE Capital, including as Capital Planning and Finance Readiness Leader of GE Capital Americas (“GECA”) from July 2014 to February 2016, Controller of GECA from June 2012 to June 2014, and Chief Financial Officer roles at Bank BPH, GE Capital Equipment Finance, and GE Capital Healthcare Financial Services. Prior to GE Capital, he was a Senior Tax Manager at Arthur Andersen. Mr. Newcomb has a bachelor’s degree in accounting from the Pennsylvania State University and an M.B.A. from New York University’s Stern School of Business. He is a licensed CPA in the state of Pennsylvania.

None of Mr. Arduini, Mr. Zodl, Mr. Newcomb, Ms. Lesjak, and Mr. Holston has family relationships with any member of the Board or any executive officer of the Company and none is a party to any transactions that would be disclosed under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Arduini, Mr. Zodl, Mr. Newcomb, Ms. Lesjak, Mr. Holston or any other person and the Company pursuant to which Mr. Arduini, Mr. Zodl, Mr. Newcomb, Ms. Lesjak, or Mr. Holston was appointed to serve in his or her respective role.

Following the consummation of the Spin-Off, Mr. Arduini, Mr. Zodl, and Mr. Newcomb will participate in the compensation arrangements described under the heading “Executive Compensation,” and Ms. Lesjak will participate in the director compensation arrangements described under the heading “Director Compensation,” in the Information Statement, and such information and description are incorporated by reference herein. It is anticipated that in connection with the consummation of the Spin-Off, Mr. Arduini and Ms. Lesjak will each enter into a director indemnification agreement in substantially the same form as Exhibit 10.7 of the Company’s Registration Statement on Form 10 (File No. 001-41528) filed with the SEC on December 2, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2022	GE HEALTHCARE HOLDING LLC

	By:	/s/ Robert M. Giglietti
Robert M. Giglietti
Vice President & Treasurer